Exhibit 11

                        ZMAX CORPORATION AND SUBSIDIARY

         CALCULATION OF BASIC AND DILUTED NET INCOME (LOSS) PER SHARE
                                  (UNAUDITED)

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
                                                                      Three Months                      Nine Months
                                                                   Ended September 30,               Ended September 30,
                                                              ----------------------------------------------------------------
                                                                  1998             1997             1998             1997
                                                              -------------    -------------    -------------    -------------
                                                                        (unaudited)                       (unaudited)
WEIGHTED AVERAGE SHARE CALCULATIONS

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING:

Weighted average shares of common stock
  Outstanding                                                   11,729,714        6,458,774       10,805,714        5,558,970

Less: Average number of cancelable shares
  common stock outstanding                                        (479,801)        (479,801)        (479,801)        (479,801)
                                                              -------------    -------------    -------------    -------------

Basic weighted average shares outstanding                       11,249,913        5,978,973       10,325,913        5,079,169
                                                              =============    =============    =============    =============

Diluted weighted average shares outstanding:

Basic weighted average shares outstanding:                      11,249,913        5,978,973       10,325,913        5,079,169

Treasury stock effect of options and warrants                          374                -                -                -

Diluted weighted average shares outstanding:                    11,250,287        5,978,973       10,325,913        5,079,169
                                                              =============    =============    =============    =============
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